UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2009
D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
301 Commerce Street, Suite 500, Fort Worth, Texas 76102

(Address of principal executive offices)
Registrant’s telephone number, including area code: (817) 390-8200
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 6, 2009, D.R. Horton, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., acting on behalf of itself individually and as representative of the several underwriters named in the Underwriting Agreement, for the sale by the Company of $450 million aggregate principal amount of 2.00% Senior Convertible Notes due 2014 (the “Notes”). The Company also granted the underwriters the option to purchase up to an additional $50 million aggregate principal amount of Notes, solely to cover over-allotments, which was exercised in full by the underwriters on May 8, 2009. The Notes were offered pursuant to a registration statement on Form S-3 (File No. 333-134986) and a related preliminary prospectus supplement and prospectus supplement filed with the Securities and Exchange Commission.
     The Company expects to receive net proceeds, after the underwriting discount and estimated offering expenses, of approximately $487.5 million. The offering of the Notes is expected to close on May 13, 2009, subject to customary closing conditions.
     The Notes will be issued pursuant to the Indenture dated as of June 9, 1997, among the Company, the guarantors named therein and American Stock Transfer & Trust Company, LLC, as Trustee, as supplemented by the Thirtieth Supplemental Indenture to be dated on or about May 13, 2009 (the “Supplemental Indenture”) among D.R. Horton, Inc., the guarantors named therein and American Stock Transfer & Trust Company, LLC, as Trustee. The Notes will be represented by a global security, which is included as an exhibit to the Supplemental Indenture.
     The above description of the Supplemental Indenture and the Underwriting Agreement is qualified in its entirety by reference to such documents, which are filed as exhibits hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
1.1	Underwriting Agreement dated May 6, 2009.

4.1	Form of Thirtieth Supplemental Indenture, to be dated as of May 13, 2009, among D.R. Horton, Inc., the guarantors named therein and American Stock Transfer & Trust Company, LLC, as Trustee.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 13, 2009

D.R. Horton, Inc.
By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit

1.1	Underwriting Agreement dated as of May 6, 2009.

4.1	Form of Thirtieth Supplemental Indenture, to be dated as of May 13, 2009, among D.R. Horton, Inc., the guarantors named therein and American Stock Transfer & Trust Company, LLC, as Trustee.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).